EXHIBIT 10.31

Confidential Treatment Requested

Certain portions of this exhibit, as indicated by ***, have been omitted, pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been separately filed with the Securities and Exchange Commission.

AGREEMENT

THIS AGREEMENT is made as of this 7th day of July, 2011 by and between Applied DNA Sciences, Inc., a company organized and existing under the laws of the State of Delaware, with offices at 25 Health Sciences Drive, Suite 215, Stony Brook, NY 11790 (“ADNAS”) and Disc Graphics, a company organized and existing under the laws of the State of Delaware, with offices at 10 Gilpin Avenue, Hauppauge, New York 11788 (“DG”) (collectively the “Parties”).

RECITALS

ADNAS, and its Affiliates, are engaged in the manufacture and sale of DNA security markers nucleic acid markers, among other products, and provide related services such as authentication.

DG, and its Affiliates, are engaged in the manufacture and sale of printing, packaging including but not limited to folding cartons, set-up boxes, flexible packaging, pressure sensitive labels and corrugated.

ADNAS desires to sell to DG, and DG desires to purchase from ADNAS, DNA security markers, of the type hereinafter described, subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions herein contained, the Parties hereto agree as follows:

Confidential Treatment Requested

AGREEMENT

The Recitals set forth hereinabove are incorporated herein by reference.

1.             DEFINITIONS.
For purposes of this Agreement, unless the context clearly or necessarily indicates otherwise, the following words or phrases shall have the meanings set forth in Section 1 herein.

1.1.	Affiliate. “Affiliate” means an entity that controls, is controlled by, or is under common control with either DG or ADNAS.

1.2.	Coatings. “Coatings” means ***.

1.3.	Effective Date. “Effective Date” means the date when both Parties have executed this Agreement and all conditions herein contained have been met.

1.4.	Products. “Products” mean the DNA security marker that ADNAS will produce for DG pursuant to the Agreement. Product specifically excludes any rapid read component.

1.5.	Purchase Order. “Purchase Order” means a Purchase Order meeting the requirements of this Agreement submitted by DG for acceptance by ADNAS.

1.6.
Purchase Price.  “Purchase Price” means the unit price for Products as set forth in the applicable Product Schedule. Product Schedule A as attached sets forth the initial pricing for the Products and will be amended from time to time, but no more than once per twelve (12) month period.

1.7.	Year One. “Year One” means the 12 month period commencing on the Effective Date of this Agreement.

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1.8.	Year Two. “Year Two” means the 12 month period commencing on the first anniversary of the Effective Date of this Agreement.

1.9.	Year Three. “Year Three” means the 12 month period commencing on the second anniversary of the Effective Date of this Agreement.

2.             STATEMENT OF WORK.
ADNAS hereby appoints DG as its exclusive distributor (“Exclusivity”) for North America of a unique DNA security marker specifically for the folding carton offset print sector and non-exclusive distributor of pressure sensitive labels for the duration of the Agreement (“Period of Exclusivity”).  ADNAS agrees to supply enough DNA security markers to inoculate up to 33,000 total gallons of Coatings.

During the Period of Exclusivity, ADNAS may sell, offer for sale, or enter into any agreement for the future sale of any DNA security markers to the following companies:  ***, ***, ***, ***, ***, their designees, partners or customers and other companies agreed upon in writing by the Parties so long as such assignment does not interfere with Exclusivity herein granted DG,

During the Period of Exclusivity, in the event that DG signs one of their customers (Licensee) to a license agreement and DG does not have ***% of their business, ADNAS reserves the right to enable other parties to sell to Licensee. In the event that a DG customer (Licensee) covered by the Exclusivity requests Products that DG does not or cannot service, then ADNAS reserves the right to enable other parties to sell to Licensee. However, DG shall be entitled to ***% of the license fee charged to any such customers during Year One and ***% of the license fee charged to any such customers for the duration of this Agreement.  During this time, ADNAS will support DG on a reasonable efforts basis to increase DG’s share of print volume with the Licensee for the folding carton offset print and labels sector.

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In order to extend the Period of Exclusivity for the Term of the Agreement, ADNAS must receive a minimum of $*** in revenues from DG (***) by the end of the previous year, paid $*** per quarter in Year Two and each year thereafter as described in Paragraph 6.1 below.

DG shall purchase DNA security markers exclusively from ADNAS during the term of this Agreement or during the Period of Exclusivity, whichever is longer.

3.             TERM AND TERMINATION.
3.1.
Term.  The term of this Agreement shall commence on the Effective Date and shall expire three (3) years from that date, given written notice by either party at least ninety (90) days before the end of Year Three.  This Agreement can be terminated sooner by the Parties pursuant to the terms detailed in Section 3.2. of this Agreement (the “Term”). Otherwise, this Agreement will automatically renew annually as long as DG fulfills the minimum *** paid quarterly as stated above and unless this Agreement is cancelled by either party by giving ninety (90) days prior written notice to the other party at the end of Year Three.

3.2.	The following termination rights are in addition to the termination rights that may be provided elsewhere in the Agreement:

3.2.A.
Immediate Right of Termination.  Either Party shall have the right to immediately terminate this Agreement by giving written notice to the other Party in the event that the Party does any of the following:

3.2.A.i.
    Files a petition in bankruptcy or is adjudicated as bankrupt or insolvent, or makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, or if the Party discontinues or dissolves its business or if a receiver is appointed for the Party or for the Party’s business and such receiver is not discharged within 30 days;

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Right to Terminate.  ADNAS may terminate this Agreement in the event that DG does not make its quarterly payments to ADNAS in any year after Year One of this Agreement as outlined in Paragraph 6.1 below. ADNAS will provide a written notice of payment delinquency and DG will have 60 days to remedy before this Agreement can be terminated.

4.           PURCHASE ORDERING.
4.1.	Supply Agreement. ADNAS shall supply the Products on the terms and conditions set forth in this Agreement. DG shall provide to ADNAS a six (6) month rolling forecast on an ongoing basis.

4.2.
Purchase Orders.  DG shall issue Purchase Orders to ADNAS for the Products as desired. Each order placed by DG for Products during the term of this Agreement (“Purchase Order”) shall be subject to the terms and conditions set forth in this Agreement, and shall constitute a binding agreement by ADNAS to sell said Products to DG on the terms set forth herein.

4.3.
Acceptance.  ADNAS shall use reasonable commercial efforts to accept all DG Purchase Orders and to acknowledge written acceptance of DG Purchase Orders within five (5) business days of receipt.  It is agreed and understood that Purchase Orders will be deemed to have been accepted upon receipt by DG of an acknowledgement by ADNAS of a receipt of a Purchase Order in accordance with the terms and conditions of this Agreement and the applicable Product Schedule. Acceptance of DG purchase Orders by ADNAS shall not be unreasonably withheld.

4.4.
Modification, Cancellation, or Schedule Changes by DG.  Orders may be modified or cancelled, and scheduled shipments may be deferred or brought forward, only (i) upon DG’s prior written notice and ADNAS’s written acknowledgement and (ii) upon terms, satisfactory to ADNAS, that compensate ADNAS for all reasonable and customary costs incurred by reason of such modification, cancellation, deferment or expedition of orders, except those modifications, cancellations, or changes caused by Force Majeure.

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4.5.
Modification, Cancellation, or Schedule Changes by ADNAS.  Orders may be modified or cancelled, and scheduled shipments may be deferred or brought forward, only (i) upon ADNAS’s prior written notice and DG’s written acknowledgement and (ii) upon terms, satisfactory to DG, that compensate DG for all reasonable and customary costs incurred by reason of such modification, cancellation, deferment or expedition of orders, except those modifications, cancellations, or changes caused by Force Majeure.

5.             SHIPMENT AND DELIVERY.
5.1.
ADNAS shall ship Products in accordance with each accepted Purchase Order, subject to the terms and conditions of this Agreement.  Delivery of Products shall be made F.O.B. at the loading dock of the ADNAS’s US facility in Stony Brook, NY on the dates specified in the applicable Purchase Order.  Title to, and risk of loss for, Products shall pass to DG at the time of delivery of possession of the Products to a common carrier.

6.             PRICES; OTHER COSTS; INVOICING.
6.1
Annual Fee: DG shall pay to ADNAS $*** per year. An initial nonrefundable payment of $*** shall be due and payable upon signing of this Agreement (“Initial Payment”) and the balance of $*** shall be due and payable in installments of $*** on ***; $*** on *** and $*** on ***. The Initial Payment includes the cost of creating a unique DNA security marker for DG, an origination fee and formulation into Coatings. The balance of $*** includes the costs of production and delivery of DNA to mark up to *** of Coatings. This Annual Fee shall be due and payable after Year One in quarterly payments of $*** for as long as this Agreement is in effect. The $*** Annual Fee after Year One includes the cost of production of delivery of DNA to mark up to *** of Coatings. Fees paid by DG are exclusive of the costs of shipping and insurance and any applicable federal, state and local taxed, which shall be borne by DG.

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6.2
Invoice and Payment.  For products other than those covered by this agreement, ADNAS shall invoice DG concurrently with each shipment of Products.  A proper invoice shall include ADNAS’s name, invoice number and invoice date, DG’s relevant Purchase Order number, the total quantity, unit and extended price and the complete mailing address where payment is to be sent.  DG shall pay such invoices in full within thirty (30) days after the end of the month the invoice is issued.

7.             FORCE MAJEURE.
7.1
Neither party shall be liable for its failure to perform hereunder due to any occurrence beyond its reasonable control, including acts of God, fires, floods, wars, terrorism, sabotage, accidents, labor disputes or shortages, governmental laws, ordinances, rules and regulations, whether valid or invalid, inability to obtain material, equipment or transportation, and any other similar or different occurrence; provided, however, that obligations for payment for Products produced and shipped shall not be relieved or suspended by any event or force majeure.  The party whose performance is prevented by any such occurrence shall notify the other party thereof in writing as soon as is reasonably possible after the commencement of such occurrence, and shall promptly give written notice to the other party of the cessation of such occurrence.  The party affected by such occurrence shall use reasonable commercial efforts to remedy or remove such event of force majeure as expeditiously as possible.

8.             INTELLECTUAL PROPERTY.
Ownership of Intellectual Property.  Each party acknowledges that it shall not acquire any Intellectual Property Rights under this Agreement in the products or associated materials of the other, and all rights therein are strictly reserved. Any goodwill arising in the course of this Agreement in respect of the products of either party shall accrue solely for the benefit of that party.

Inventorship shall be determined in accordance with principles of equitability and contributions made by the inventors of the two parties.

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8.1
Confidentiality.  The parties acknowledge that each party’s Proprietary Information set forth in Section 8.1 contains valuable trade secrets that are the sole and exclusive property of the other party.  Each party agrees that it will maintain and protect the confidentiality of the other party’s Proprietary Information using the same standard of care that such party uses to protect its own Proprietary Information, which in no event shall be less than reasonable care.  The obligation to keep each party’s Proprietary Information confidential under this Section 8 shall survive the termination or expiration of this Agreement.

9.	CONFIDENTIALITY.
In the course of the performance of this Agreement, the one Party ("Disclosing Party") may furnish the other Party ("Receiving Party") with confidential and proprietary information and trade secrets (collectively, "Confidential Information"). Confidential Information of the Disclosing Party is deemed to include, among other things, customer lists, proposed or planned products or services, product designs or improvements, marketing plans, financial and accounting records, pricing, cost and profit figures, forecasts, projections and Confidential Information of third parties, that are observed, identified or disclosed under or as a result of this Agreement. The Receiving Party will not disclose the Confidential Information, must immediately return it upon expiration or termination of this Agreement, and must keep it in strict confidence and not use it for any purpose other than the Parties' respective performance under this Agreement. The Disclosing Party will use reasonable efforts to mark or cause to be marked all materials containing its Confidential Information to clearly indicate ownership of the materials and their confidential status; however, failure to mark does not by itself disqualify information from being Confidential Information if other factors or circumstances, or a Party's course of performance, clearly indicate to the Receiving Party at the time of disclosure or the Receiving Party acknowledges that the information is confidential. The Receiving Party recognizes that the Confidential Information of the Disclosing Party (l) was designed and developed by the Disclosing Party at great expense and over lengthy periods of time; (2) is secret, confidential and unique; (3) constitutes the exclusive property and/or trade secrets of the Disclosing Party; and (a) that any use of the Confidential Information by the Receiving Party for any purpose other than in accordance with this Agreement and in furtherance of obligations hereunder would be wrongful and would cause irreparable injury to the Disclosing Party for which damages are not an adequate remedy. The restrictions and obligations in this Section concerning confidentiality will survive the expiration or termination of this Agreement for a period of three (3) years. The obligations of the Parties herein will not apply to information which: (i) was known to the Receiving Party prior to receipt thereof from the Disclosing Party, as evidenced by the written records of the Receiving Party; (ii) was disclosed to the Receiving Party in good faith by a third party who is in lawful possession of and who had the right to make such disclosures; (iii) became part of the public domain, by publication or otherwise, through no fault of the Receiving Party; or, (iv) was independently developed by the Receiving Party as evidenced by the Receiving Party's written records. Each Party understands and agrees that, in the event that it violates any of the Confidentiality provisions of this Section 9, the other Party will suffer immediate and irreparable harm that cannot be accurately calculated in monetary damages. Consequently, notwithstanding anything to the contrary in this Agreement, the violating Party acknowledges and agrees that the other Party shall be entitled to immediate injunctive relief, either by temporary or permanent injunction, to prevent such a violation. The violating Party acknowledges and agrees that this injunctive relief shall be in addition to any other legal or equitable relief to which the other Party would be entitled.

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10.           PRODUCT WARRANTY AND DISCLAIMER.
10.1.
Product Warranty.  ADNAS warrants that Products manufactured hereunder will be free from defects in workmanship for a period of 2 years from the date of delivery of the Products to DG but ADNAS’s sole liability under such warranty shall be limited to replacing Product which ADNAS accepts as having been defective in workmanship. ADNAS shall at no charge perform Quality Control tests as needed to validate the authenticity of the printed packages and pressure sensitive labels  and  Authenticity tests as mutually agreed upon by both parties. As part of this testing DG will provide ADNAS folding cartons and pressure sensitive labels with and without ADNAS Products for the purpose of blind testing. ADNAS shall promptly notify DG in writing of any noncompliance in the Products, which notification shall describe the noncompliance in sufficient detail to permit DG to isolate the cause for defect.  Upon notification from ADNAS, ADNAS will provide DG with instructions on returning the Product under warranty claim. DG shall promptly notify ADNAS in writing of any noncompliance in DG’s manufacturing process as it relates specifically to Products, which notification shall describe the noncompliance in sufficient detail to permit ADNAS to isolate the cause for defect.

10.2.
This warranty does not apply to:  (i) any Products which have been repaired by DG or a third party; (ii) any Products which have been altered or modified in any way by DG or third party; or (iii) any products which have been subject to misuse, abnormal use or neglect.

10.3.
Disclaimer. THE WARRANTY STATED ABOVE IS IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR OTHER TERMS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TERMS AS TO QUALITY, FITNESS FOR PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE WHETHER IMPLIED BY CUSTOM OR LAW.  Without limiting the foregoing disclaimer, DG understands, acknowledges and agrees that ADNAS does not warrant any parts, components or other materials used in the manufacture of the Products. , ADNAS will ensure the compatibility of its Products with DG existing equipment  only as it relates to the application of Coatings.

11.           REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY.
11.1.	Representations and Warranties of ADNAS. ADNAS represents and warrants that the Products that are delivered to DG hereunder shall:

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11.1.A.	Conform in all respects with the requirements of this Agreement, including the then current specifications for such Product, and the applicable Purchase Order;

11.1.B.	Be free and clear of all liens and encumbrances, or other defects in title.

11.1.C.	The foregoing representations and warranties shall survive inspection, delivery and payment for the Products, and shall be for the benefit of DG and its customers.

11.2.
Other Representations and Warranties.  Each of the parties hereby represents and warrants to the other that: (a) it has full power and authority required to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to perform the transactions contemplated; (b) this Agreement has been duly executed and delivered by, is the valid and binding obligation of, and is enforceable against, such party in accordance with its terms; and (c) the execution, delivery and performance of this Agreement by such party does not conflict with or violate any other agreement to which it is a party or by which it is bound, or any applicable law to which it is bound or subject.

11.3.	Neither party shall, without the prior written consent of the other party, use in advertising, publicity, or otherwise, the name, trademark, logo, symbol, or other image of the other party.

11.4.
Warranty and Liability Limitation. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 12  (INDEMNIFICATION) OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND OR NATURE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR CONNECTED WITH OR RESULTING FROM THE MANUFACTURE, SALE, DELIVERY, RESALE, REPAIR, REPLACEMENT, OR USE OF ANY PRODUCTS OR THE FURNISHING OF ANY SERVICE OR PART THEREOF, WHETHER SUCH LIABILITY IS BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAD BEEN WARNED OF THE POSSIBILITY OF ANY SUCH DAMAGES. In the event ADNAS supplies to DG substandard product whether knowingly or unknowingly, then DG will not be restricted by this clause. However, should DG brings a frivolous lawsuit and does not prevail then DG shall be responsible for reimbursing ADNAS for any and all costs incurred, including but not limited to attorneys fees, Product authentication fees, production costs and any other costs or expenses incurred as a result of DG’s  exercise of this clause.

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11.5.
ADNAS  warrants that its Products will be free of defects and one hundred percent (100%) compatible with DG applications in Coatings as applied to DG’s folded carton offset print and pressure sensitive labels business.

12.    INDEMNIFICATION.
12.1.A.
    Indemnification by ADNAS.  ADNAS shall indemnify, defend and hold harmless, DG and its Affiliates, and DG’s and such entities’ respective officers, directors, agents, insurers, employees, stockholders, and customers, from and against all claims, suits, liability and expense (including but not limited to reasonable attorneys’ fees) (each a “Liability”), whether or not such Liability is stated as a product liability claim, a strict liability claim or other similar claim, that is caused by or based upon any: (a) breach by ADNAS of any of the representations or warranties in Section 11, including, without limitation, any Liability based upon any alleged defect in Products resulting from ADNAS’s failure to meet the specifications or quality analysis standards for such Product; (b) material breach by ADNAS of any other provision of this Agreement; or (c) strict liability, negligence, misconduct, or violation of any applicable law, rule or regulation by ADNAS or any of its Affiliates in the performance of ADNAS’s obligations under this Agreement; provided, however, that DG shall: (i) give ADNAS prompt notice of any such Liabilities; (ii) give ADNAS the right to assume full and sole control of the defense or settlement of the same through ADNAS’s counsel; (iii) give ADNAS all information in its possession relating to such Liabilities; (iv) give its authorization for and assistance (at ADNAS’s cost) in such defense; and (v) give ADNAS the right to approve any settlement, which approval shall not be unreasonably withheld;

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12.2.
Indemnification by DG. DG shall indemnify, defend and hold harmless ADNAS and its Affiliates, and ADNAS’s and such entities’ respective officers, directors, agents, insurers, employees, and shareholders from and against all Liabilities relating to any product manufactured or sold by DG that incorporates Products to the extent such Liabilities are based upon allegations of personal injuries, death, or property damages or loss proximately caused by the use of a product manufactured or sold by DG, unless the proximate cause is alleged to relate specifically to the Product supplied by ADNAS, whether such Liability is stated as a product liability claim, a strict liability claim or other similar claim; provided, however, that:

12.2.A.	ADNAS shall: (i) give DG prompt notice of any such Liabilities; (ii) give DG the right to assume full and sole control of the defense or settlement of the same through DG’s counsel; (iii) give DG all information in its possession relating to such Liabilities; (iv) give its authorization for and assistance (at DG’s cost) in such defense; and (v) give DG the right to approve any settlement, which approval shall not be unreasonably withheld;

12.2.B.	DG shall not, however, indemnify, defend or hold harmless the ADNAS Indemnities for any matter which would give rise to a claim by DG for indemnity from ADNAS under Section 12.1; and

12.2.C.	DG shall have sole and unqualified discretion to select attorneys to defend any Liability which is the subject of DG’s obligations hereunder, and notwithstanding anything contained herein to the contrary, DG’s Liability for attorney fees will only apply to DG-selected attorneys.

12.2.D.	ADNAS shall not, however, indemnify, defend or hold harmless the DG Indemnities for any matter which would give rise to a claim by ADNAS for indemnity from DG under Section 12.2; and

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12.2.E.
    ADNAS shall have sole and unqualified discretion to select attorneys to defend any Liability which is the subject of ADNAS’s obligations hereunder, and notwithstanding anything contained herein to the contrary, ADNAS’s Liability for attorney fees will only apply to ADNAS-selected attorneys.

13.	ADVERTISING AND PROMOTION

13.1
DG and ADNAS shall be entitled to advertise and promote the Products, but neither party shall not use any advertising materials or promotional literature without the prior written consent of the other party which consent shall not be unreasonably withheld. Both parties agree to review any advertising or promotional literature provided by the other party within seven (7) business days of its receipt.

13.2
DG agrees to recognize and acknowledge ADNAS as an innovator of DNA security markers for folding carton offset print in all information, publications, data, advertising, marketing, promotional materials, and publicity, “Powered by ADNAS”.

13.3	ADNAS shall, where the parties agree, participate with DG in fairs and exhibitions at ADNAS’ own cost.

14.           MISCELLANEOUS PROVISIONS
14.1
Export Control. Anything contained in this Agreement to the contrary notwithstanding, the obligations of the Parties hereto and of the subsidiaries of the Parties shall be subject to all laws, present and future and including export control laws and regulations, of any government having jurisdiction over the Parties hereto or the subsidiaries of the Parties, and to orders, regulations, directions, or requests of any such government.  Each party shall undertake to comply with and be solely responsible for complying with such laws applicable to such party.

14.2
Notice and Payment. Any notice required to be given under this Agreement shall be in writing and delivered personally to the other designated party at the below stated address or mailed by certified, registered or Express mail, return receipt requested or by Federal Express.

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14.3	Correspondence Address for DG:

Disc Graphics
ATTN: V.P. Finance
10 Gilpin Avenue
Hauppauge, New York 11788

14.4	Correspondence Address for ADNAS:

Applied DNA Sciences, Inc.
ATTN: CFO
25 Health Sciences Drive, Suite 215,
Stony Brook, NY 11790

14.5	Either party may change the address to which notice or payment is to be sent by written notice to the other under any provision of this paragraph.

14.6
Jurisdiction and Disputes.  This Agreement shall be governed in accordance with the laws of the State of New York.  All disputes under this Agreement shall be resolved by litigation in the courts of the State of New York including the federal courts therein and the Parties all consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.

14.7
Severability.  If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

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14.8
Written Modifications.  No amendment, modification or release from any provision of this Agreement, the Product Schedule attached hereto or Purchase Orders issued hereunder shall be of any force or effect unless it is in writing and signed by both parties hereto and specifically refers to this Section 14.8.

14.9
No Assignment.  This Agreement shall not be assigned by either party without prior written consent of the other party and any attempt to do so shall be void. Notwithstanding the foregoing, either party must make an assignment to an affiliate, subsidiary or parent company or must assign the Agreement to a successor-in-interest through a merger or sale of assets or stock upon notice to the other party but without that party’s consent.

14.10
No Waiver.  A failure to exercise any right hereunder with respect to any breach shall not constitute a waiver of such right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

14.11
Integration.  This Agreement constitutes the entire understanding of the Parties, and revokes and supersedes all prior agreements between the Parties and is intended as a final expression of their Agreement.  This Agreement shall not be modified or amended except in writing signed by the Parties hereto and specifically referring to this Agreement.  This Agreement shall take precedence over any other documents which may conflict with this Agreement.

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IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized officers or representatives.

Disc Graphics (“DG”)	Applied DNA Sciences, Inc. (“ADNAS”)
/s/ Margaret Krumholz By: Margaret Krumholz Title: President Date: 7/8/11	/s/ Kurt H. Jensen By: Kurt H. Jensen Title: CFO Date:7/8/11

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PRODUCT SCHEDULE A

PRODUCT/SERVICE	TYPE	QUANTITY	PRICE
DNA SECURITY MARKER			*** *
AUTHENTICATION	SERVICE	Per Request	*** **
EXPERT WITNESS REPORT	SERVICE	Per Request	***
* DG shall receive *** of this fee for all DG customers that agree to pay licensing “DNA Marker Security”
** DG authentications are included in fee; authentication service prices are for DG customers

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